Exhibit 10.3

FORM OF

OMNIBUS AGREEMENT

AMONG

TRANSOCEAN LTD.,

TRANSOCEAN INC.,

TRANSOCEAN PARTNERS HOLDINGS LIMITED,

TRANSOCEAN PARTNERS LLC,

TRITON RIGP DCL HOLDINGS LIMITED,

TRITON RIGP DIN HOLDINGS LIMITED,

TRITON RIGP DD3 HOLDINGS LIMITED,

TRITON RIGP DCL HOLDCO LIMITED,

TRITON RIGP DIN HOLDCO LIMITED,

TRITON RIGP DD3 HOLDCO LIMITED,

TRANSOCEAN RIGP DCL OPCO LIMITED,

TRANSOCEAN RIGP DIN OPCO LIMITED,

TRANSOCEAN RIGP DD3 OPCO LIMITED,

TRANSOCEAN RIGP DCL LLC,

TRANSOCEAN RIGP DIN LLC

and

TRANSOCEAN RIGP DD3 LLC

i

ii

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, the Closing Date (as defined herein), among Transocean Ltd., a Swiss corporation (“Transocean”), Transocean Inc., a Cayman Islands exempted company (“Transocean Inc.”), Transocean Partners Holdings Limited, a Cayman Islands exempted company (“TPHL”), Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), Triton RIGP DCL Holdings Limited, a Cayman Islands exempted company (“DCL Intermediate OwnCo”), Triton RIGP DIN Holdings Limited, a Cayman Islands exempted company (“DIN Intermediate OwnCo”), Triton RIGP DD3 Holdings Limited, a Cayman Islands exempted company (“DD3 Intermediate OwnCo” and, together with DCL Intermediate OwnCo and DIN Intermediate OwnCo, the “Intermediate OwnCos”), Triton RIGP DCL Holdco Limited, a company organized under the laws of England and Wales (“DCL OwnCo”), Triton RIGP DIN Holdco Limited, a company organized under the laws of England and Wales (“DIN OwnCo”), and Triton RIGP DD3 Holdco Limited, a company organized under the laws of England and Wales (“DD3 OwnCo” and, together with DCL OwnCo and DIN OwnCo, the “OwnCos”), Transocean RIGP DCL Opco Limited, a Cayman Islands exempted company (“DCL Intermediate OpCo”), Transocean RIGP DIN Opco Limited, a Cayman Islands exempted company (“DIN Intermediate OpCo”), Transocean RIGP DD3 Opco Limited, a Cayman Islands exempted company (“DD3 Intermediate OpCo” and, together with DCL OwnCo and DIN OwnCo, the “Intermediate OpCos”), Transocean RIGP DCL LLC, a Delaware limited liability company (“DCL OpCo”), Transocean RIGP DIN LLC, a Delaware limited liability company (“DIN OpCo”), and Transocean RIGP DD3 LLC, a Delaware limited liability company (“DD3 OpCo” and, together with DCL OpCo and DIN OpCo, the “OpCos”). The Intermediate OwnCos and the Intermediate OpCos are referred to collectively as the “Intermediate RigCos”. The OwnCos and the OpCos are referred to collectively as the RigCos.

R E C I T A L S:

1. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles II and IV, with respect to (a) those business opportunities that the Transocean Entities (as defined herein) will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Company Group (as defined herein).

2. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Articles III and IV, with respect to (a) those business opportunities that the Company Group will not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Transocean Entities.

3. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article V, with respect to (a) the Company’s right of first offer relating to interests in each of the Intermediate RigCos and RigCos that Transocean owns and (b) Transocean’s right of first offer relating to (i) Five-Year Drilling Rigs (as defined herein) and Non-Five-Year Drilling Rigs (as defined herein) that the Company might own and (ii) interests in each of the Intermediate RigCos and RigCos that the Company owns.

4. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VI, with respect to Transocean’s obligation to offer to sell interests in certain Selected Drilling Rigs (as defined herein) to the Company Group.

5. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Section 6.2(c)(ii) and Article VII with respect to certain indemnification obligations.

6. The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article VIII, with respect to the license of names and trademarks of Transocean.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Action” means any claim, demand, action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal or authority.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person; provided, however, that the Company and its Subsidiaries shall not be deemed to be Affiliates of Transocean and its Subsidiaries (other than the Company and its Subsidiaries) and that Transocean and its Subsidiaries (other than the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company and its Subsidiaries. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of Voting Securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 9.10.

“Board” means the Board of Directors of the Company.

“Break-up Costs” means the aggregate amount of any and all additional Taxes (including tax credits used and benefits foregone), flag administration, financing, debt premium prepayment or make-whole costs, consent fees, transaction costs, financial advisory, legal and other similar costs (x) to the Transocean Entities that would be required to transfer Five-Year Drilling Rigs to a Company Group Member pursuant to Section 2.2(b), Section 2.2(c), Section 2.2(d) or Section 2.2(e)(i) or (y) to the Company Group that would be required to transfer Non-Five-Year Drilling Rigs to a Transocean Entity pursuant to Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.2(e)(i).

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events:

(a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person;

(b) the merger, consolidation, amalgamation or other business combination of the Applicable Person with or into another Person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving person or its parent immediately after such transaction;

(c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Securities Exchange Act), other than Transocean or its Affiliates with respect to TPHL or the Company, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding Voting Securities of the Applicable Person, except in a merger, consolidation, amalgamation or other business combination which would not constitute a Change of Control under clause (b) above;

(d) individuals who, as of the Closing Date, constitute the board of directors or similar body of the Applicable Person (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of such board of directors or similar body of the Applicable Person; provided, however, that for purposes of this definition any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or, in the case of TPHL, approved by Transocean or its Affiliates) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors or similar body of the Applicable Person; and

(e) the removal of the Transocean Member (as defined in the LLC Agreement).

“Closing Date” means the date of the closing of the initial public offering of common units representing limited liability company interests in the Company.

“Company” has the meaning given such term in the preamble to this Agreement.

“Company Group” means the Company and its Subsidiaries and any Person controlled by any such entity.

“Company Group Member” means any Person in the Company Group.

“Company Potential Transferee” has the meaning given such term in Section 5.2(b).

“Company Sale Assets” has the meaning given such term in Section 5.2(b).

“Company Transfer Notice” has the meaning given such term in Section 5.2(b).

“Company Transferring Party” has the meaning given such term in Section 5.2(b).

“Construction Price” means the total carrying value of the rig when placed into service following completion of construction, mobilization and customer acceptance and shall be representative of the all-in cost to construct the drillship or other drilling rig and place it into service, including property, plant and equipment, inventory and prepaid expenses.

“Conflicts Committee” means the Conflicts Committee of the Board.

“Consent Decree” means that civil consent decree by and among the U.S. Department of Justice and certain of Transocean’s Affiliates arising out of the Macondo well incident.

“Consequential Damages” mean any exemplary, punitive, special, indirect, consequential, remote or speculative damages (it being understood that lost profits or revenues shall be deemed to be speculative damages).

“Contest Notice” has the meaning given such term in Section 6.2(b).

“Contract” means any written, oral, implied or other contract, agreement, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“Contribution Agreement” means that certain contribution agreement dated as of         , 2014 among             .

“Contribution Assets” has the meaning given such term in Section 7.1.

“Covered Environmental Losses” means all Liabilities suffered or incurred by the Company Group by reason of, arising out of or resulting from:

(a) any violation or correction of violation of Environmental Laws; or

(b) any event or condition relating to environmental or human health and safety matters, in each case, associated with the ownership or operation by the Company Group or the Transocean Entities of the Contribution Assets (including the presence of Hazardous Substances on, under, about or migrating to or from the Contribution Assets or the disposal or release of, or exposure to, Hazardous Substances generated by or otherwise related to operation of the Contribution Assets), including the reasonable and documented cost and expense of (i) any investigation, assessment, evaluation, monitoring, containment, cleanup, repair, restoration, remediation or other corrective action required or necessary under Environmental Laws, (ii) the preparation and implementation of any closure, remedial, corrective action or other plans required or necessary under Environmental Laws and (iii) any environmental or toxic tort (including personal injury or property damage claims) pre-trial, trial or appellate legal or litigation support work;

but only to the extent that such violation complained of under clause (a), or such events or conditions included in clause (b), arose before the Closing Date; provided, that in no event shall Liabilities (x) arising from a change in any Environmental Law after the Closing Date or (y) otherwise covered under Section 7.2 be deemed “Covered Environmental Losses.”

“DCL Intermediate OpCo” has the meaning given such term in the preamble to this Agreement.

“DCL Intermediate OwnCo” has the meaning given such term in the preamble to this Agreement.

“DCL OpCo” has the meaning given such term in the preamble to this Agreement.

“DCL OwnCo” has the meaning given such term in the preamble to this Agreement.

“DD3 Intermediate OpCo” has the meaning given such term in the preamble to this Agreement.

“DD3 Intermediate OwnCo” has the meaning given such term in the preamble to this Agreement.

“DD3 OpCo” has the meaning given such term in the preamble to this Agreement.

“DD3 OwnCo” has the meaning given such term in the preamble to this Agreement.

“DIN Intermediate OpCo” has the meaning given such term in the preamble to this Agreement.

“DIN Intermediate OwnCo” has the meaning given such term in the preamble to this Agreement.

“DIN OpCo” has the meaning given such term in the preamble to this Agreement.

“DIN OwnCo” has the meaning given such term in the preamble to this Agreement.

“Environmental Laws” means all international, federal, state, foreign and local laws, statutes, rules, regulations, treaties, conventions, orders, judgments and ordinances having the force and effect of law and relating to protection of natural resources, health and safety and the environment, each in effect and as amended through the Closing Date.

“EPA Agreement” means that certain administrative agreement entered into by certain Affiliates of Transocean and the U.S. Environmental Protection Agency related to the Macondo well incident.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 5.2(c).

“Five-Year Drilling Rig” means any drillship or other drilling rig constructed in 2009 or later and operating under a drilling contract with a remaining term of five years or longer (in the case of drillships or drilling rigs acquired or constructed after the date hereof) or with a new or extended term of five years or longer (in the case of drillships or other drilling rigs that are placed under an extension or a new contract after the date hereof), in each case together with the related drilling contract and any associated assets to be transferred. For purposes of determining the length of the contract for purposes of this Agreement, the drilling contract shall be deemed to commence (i) on the commencement date of such drilling contract or (ii) the date of execution of an extension related thereto and, in either case, shall not include any unexercised customer option to extend the term of such drilling contract.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Hazardous Substances” means (a) each substance defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, contaminant or toxic substance under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas and any mixtures thereof; (d) any radioactive material; and (e) any asbestos-containing materials in a friable condition.

“Indemnified Parties” has the meaning given such term in Section 7.4(a).

“Indemnifying Parties” has the meaning given such term in Section 7.4(a).

“Intermediate OpCos” has the meaning given such term in the preamble to this Agreement.

“Intermediate OwnCos” has the meaning given such term in the preamble to this Agreement.

“Intermediate RigCo Equity Interests” has the meaning given such term in Section 5.1(a).

“Intermediate RigCos” has the meaning given such term in the preamble to this Agreement.

“Law” means any law (including common law), statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.

“Liabilities” means any and all liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise (including court costs and reasonable attorneys’ and experts’ fees), including those arising under any Law, Action or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any Contract.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of             , 2014, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.

“Mandatory Offer Asset” has the meaning given such term in Section 6.1(a).

“Mandatory Offer Asset Price” has the meaning given such term in Section 6.1(a).

“Mandatory Offer Asset Notice” has the meaning given such term in Section 6.2(a).

“Non-Five-Year Drilling Rig” means any drillship or other drilling rig that is not a Five-Year Drilling Rig, together with the related drilling contract and any associated assets to be transferred.

“Offer” has the meaning given such term in Section 4.1(a).

“Offered Assets” has the meaning given such term in Section 4.1(a).

“Offeree” has the meaning given such term in Section 4.1(a).

“Offeror” has the meaning given such term in Section 4.1(a).

“Offer Period” has the meaning given such term in Section 4.1(c).

“OpCos” has the meaning given such term in the preamble to this Agreement.

“OwnCos” has the meaning given such term in the preamble to this Agreement.

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Potential Transferee” has the meaning given such term in Section 5.2(b).

“RigCos” has the meaning given such term in the preamble to this Agreement.

“RigCo Equity Interests” has the meaning given such term in Section 5.1(a).

“Sale Assets” has the meaning given such term in Section 5.2(b).

“Selected Drilling Rigs” means the following six drilling rigs: Deepwater Invictus, Deepwater Thalassa, Deepwater Proteus, Deepwater Pontus, Deepwater Poseidon and Deepwater Conqueror, together with the related drilling contracts and any associated assets to be transferred.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its Subsidiaries, or by such specified Person and by one or more of its Subsidiaries.

“Taxes” means any and all federal, state, local, foreign and other taxes, charges, fees, duties, levies, tariffs, imposts, tolls, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, branch profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, wealth, net wealth, net worth, export and import fees and charges, registration fees, tonnage, vessel, or other taxes, fees, assessments, customs, duties, levies, tariffs, imposts, tolls, or charges of any kind whatsoever imposed by any Governmental Authority, together with any interests, penalties, or other additional amounts imposed thereon, with respect thereto, or related thereto.

“TPHL” has the meaning given such term in the preamble to this Agreement.

“Transfer” means any direct or indirect transfer, assignment, sale or other disposition of any (a) Intermediate RigCo Equity Interests or RigCo Equity Interests owned by a Transocean Entity, (b) Five-Year Drilling Rig or Non-Five-Year Drilling Rig by a Company Group Member or (c) Intermediate RigCo Equity Interests or RigCo Equity Interests owned by a Company Group Member; provided, however, that such term shall not include (i) transfers, assignments, sales or other dispositions from a Transocean Entity to another Transocean Entity, or from a Company Group Member to another Company Group Member, (ii) transfers, assignments, sales or other dispositions pursuant to Article II; or (iv) grants of security interests in or mortgages or liens on such Five-Year Drilling Rigs, Non-Five-Year Drilling Rigs, RigCo Equity Interests or Intermediate RigCo Equity Interests in favor of a bona fide third party lender (but not the foreclosing of any such security interest, mortgage or lien).

“Transfer Notice” has the meaning given such term in Section 5.2(b).

“Transferring Party” has the meaning given such term in Section 5.2(b).

“Transocean” has the meaning given such term in the preamble to this Agreement.

“Transocean Entities” means Transocean and any Person controlled, directly or indirectly, by Transocean, other than the Company Group; provided, however, that for purposes of Article II, “Transocean Entities” shall not include any Affiliate of Transocean the common equity of which is listed or traded on a recognized securities exchange or quotation system.

“Transocean Inc.” has the meaning given such term in the preamble to this Agreement.

“Transocean Marks” means trade names, registered and unregistered trademarks, service marks, domain names and e-mail addresses comprising or including the terms “Transocean,” “GlobalSantaFe,” “GSF,” “R&B Falcon,” “Reading & Bates,” “R&B,” “RBF,” “Sedco,” “Sedco Forex,” “Global Marine,” “Santa Fe,” “Arcade,” or any translations or derivatives thereof, or any terms of a confusingly similar nature, and all goodwill embodied in the foregoing.

“Transocean Potential Transferee” has the meaning given such term in Section 5.2(a).

“Transocean Sale Assets” has the meaning given such term in Section 5.2(a).

“Transocean Transfer Notice” has the meaning given such term in Section 5.2(a).

“Transocean Transferring Party” has the meaning given such term in Section 5.2(a).

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person, which shall be the Common Units (as defined in the LLC Agreement) in the case of the Company.

ARTICLE II

FIVE-YEAR DRILLING RIG RESTRICTED BUSINESS OPPORTUNITIES

Section 2.1 Five-Year Drilling Rig Restricted Businesses. Subject to Section 9.15 and except as permitted by Section 2.2, each of the Transocean Entities shall be prohibited from acquiring, owning, operating or contracting for any Five-Year Drilling Rigs. For the avoidance of doubt, an amendment or an extension of less than five years to a drilling contract shall not be deemed to be contracting for any Five-Year Drilling Rig.

Section 2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any Transocean Entity from:

(a) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig;

(b) acquiring, owning, operating or contracting one or more Five-Year Drilling Rigs if such Transocean Entity offers to sell such Five-Year Drilling Rig to the Company for the greater of (i) acquisition price or (ii) fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus in either case any Break-up Costs, in accordance with the procedures set forth in Section 4.1;

(c) constructing any drilling rig that, upon commencement of its drilling contract, will become a Five-Year Drilling Rig (and acquiring, owning, operating or contracting such rig that is constructed) if, either after the entry into such drilling contract or upon commencement of such drilling contract, such Transocean Entity offers to sell such Five-Year Drilling Rig to the Company, in accordance with the procedures set forth in Section 4.1;

(d) putting a Non-Five-Year Drilling Rig under contract for a term of five years or longer and acquiring, owning and operating such rig if, either before or after the time such rig becomes a Five-Year Drilling Rig, such Transocean Entity offers to sell such Non-Five-Year Drilling Rig to the Company for fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) plus any Break-up Costs (i) after the time it becomes a Five-Year Drilling Rig and (ii) at each renewal or extension of that contract for a term of five years or longer, in each case in accordance with the procedures set forth in Section 4.1;

(e) acquiring one or more Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or contracting such Five-Year Drilling Rig(s); provided, however, that:

(i) if less than a majority of the value of the business (before taking into account any debt or other associated liabilities) or assets to be acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by or on behalf of Transocean’s board of directors, the Transocean Entity may consummate the acquisition of the business or assets but must promptly thereafter offer to sell such Five-Year Drilling Rig(s) to the Company Group for the greater of (x) acquisition price or (y) fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus in either case any Break-up Costs in accordance with the procedures set forth in Section 4.1; and

(ii) if a majority or more of the value of the business (before taking into account any debt or other associated liabilities) or assets to be acquired is attributable to Five-Year Drilling Rigs, as determined in good faith by or on behalf of Transocean’s board of directors, such Transocean Entity must notify the Company of the proposed acquisition in writing in advance of acquiring such business or assets. The Company shall, not later than the 10th calendar day following receipt of such notice, notify Transocean if it or any other Company Group Member wishes to acquire any Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with the Transocean Entity acquiring the Non-Five-Year Drilling Rigs forming part of that business or package of assets. If the Company does not notify Transocean of its intent to pursue the acquisition within such 10 calendar days, the Transocean Entity may proceed with the acquisition and then offer to sell Five-Year Drilling Rigs to the Company as provided in subsection (i) above;

(f) acquiring a non-controlling interest in any company, business or pool of assets;

(g) acquiring, owning, operating or contracting any Five-Year Drilling Rig if the Company does not fulfill its obligation to purchase such Five-Year Drilling Rig in accordance with the terms of any existing or future agreement;

(h) acquiring, owning, operating or contracting any Five-Year Drilling Rig that is subject to an offer to purchase by a Company Group Member as described in paragraphs (b), (c), (d) and (e)(i) above, in each case pending the offer of such Five-Year Drilling Rig to the Company and the Company’s determination pursuant to Section 4.1 whether to purchase the Five-Year Drilling Rig and, if the Company has determined to purchase or to cause any Company Group Member to purchase such Five-Year Drilling Rig, pending the closing of such purchase;

(i) providing rig management, operating or similar services relating to any drillship or other drilling rig, including pursuant to a transition services agreement, operating agreement, bareboat charter or other similar agreement;

(j) owning or operating a Five-Year Drilling Rig that any Transocean Entity owns and operates as of the Closing Date (including, for the avoidance of doubt, all drilling rigs under construction or contracted to be constructed as of the Closing Date that have or are contemplated to have a related drilling contract for a term of five years or longer, including the Selected Drilling Rigs and any Mandatory Offer Assets that are not purchased by a Company Group Member) and that is not included in the fleet of drillships and other drilling rigs to be contributed to the Company Group on the Closing Date;

(k) acquiring, owning, operating or contracting any Five-Year Drilling Rig if the Company has previously advised Transocean that it consents to such acquisition, ownership, operation or contract; or

(l) acquiring, owning, operating or contracting any Five-Year Drilling Rig in transactions with Transocean and any Person controlled, directly or indirectly, by Transocean, other than the Company Group.

ARTICLE III

NON-FIVE-YEAR DRILLING RIG RESTRICTED BUSINESS OPPORTUNITIES

Section 3.1 Non-Five-Year Drilling Rig Restricted Businesses. Subject to Section 9.15 and except as permitted by Section 3.2, each Company Group Member shall be prohibited from acquiring, owning, operating or contracting for any Non-Five-Year Drilling Rigs.

Section 3.2 Permitted Exceptions. Notwithstanding any provision of Section 3.1 to the contrary, the restrictions in this Agreement shall not prevent any Company Group Member from:

(a) acquiring, owning, operating or contracting any Five-Year Drilling Rig;

(b) acquiring, owning, operating or contracting one or more Non-Five-Year Drilling Rigs if such Company Group Member offers to sell such Non-Five-Year Drilling Rig to Transocean for the greater of (i) acquisition price or (ii) its fair market value (taking into account, among other things, the anticipated cash flows under such drilling contracts), plus in either case any Break-up Costs in accordance with the procedures set forth in Section 4.1;

(c) constructing any drilling rig that, upon commencement of its drilling contract, will become a Non-Five-Year Drilling Rig (and acquiring, owning, operating or contracting such rig that is constructed) if, either after the entry into the drilling contract or upon commencement of the drilling contract, such Company Group Member offers to sell such Non-Five-Year Drilling Rig to Transocean in accordance with the procedures set forth in Section 4.1;

(d) putting a Five-Year Drilling Rig under contract for a term of less than five years and acquiring, owning and operating such rig if, either before or after the time such rig becomes a Non-Five-Year Rig, the Company offers to sell such Five-Year Drilling Rig to Transocean for its fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) plus any Break-up Costs (i) after the time it becomes a Non-Five-Year Drilling Rig and (ii) at each renewal or extension of that contract (other than a renewal or extension with the existing customer for that rig) for a term of less than five years;

(e) acquiring one or more Non-Five-Year Drilling Rigs as part of the acquisition of a controlling interest in a business or package of assets and owning, operating or contracting such Non-Five-Year Drilling Rig(s); provided, however, that:

(i) if less than a majority of the value of the business (before taking into account any debt or other associated liabilities) or assets acquired is attributable to Non-Five-Year Drilling Rigs, as determined in good faith by the Conflicts Committee, the Company Group Member may consummate the acquisition of the business or assets but must promptly thereafter offer to sell such Non-Five-Year Drilling Rig(s) to Transocean for the greater of (i) acquisition price or (ii) fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus in either case any Break-up Costs in accordance with the procedures set forth in Section 4.1; and

(ii) if a majority or more of the value of the business (before taking into account any debt or other associated liabilities) or assets acquired is attributable to Non-Five-Year Drilling Rigs, as determined in good faith by the Conflicts Committee, such Company Group Member must notify Transocean of the proposed acquisition in writing in advance of acquiring such business or assets. Transocean shall, not later than the 10th calendar day following receipt of such notice, notify the Company if it or any other Transocean Entities wishes to acquire any Non-Five-Year Drilling Rig forming part of that business or package of assets in cooperation and simultaneously with the Company Group Member acquiring the Five-Year Drilling Rigs forming part of that business or package of assets. If Transocean does not notify the Company of its intent to pursue the acquisition within such 10 calendar days, the Company Group Member may proceed with the acquisition and then offer to sell Non-Five-Year Drilling Rigs to Transocean as provided in subsection (i) above;

(f) acquiring a non-controlling interest in any company, business or pool of assets;

(g) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig if Transocean does not fulfill its obligation to purchase such Non-Five-Year Drilling Rig in accordance with the terms of any existing or future agreement;

(h) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig that is subject to an offer to purchase by a Transocean Entity as described in paragraphs (b), (c), (d) and (e)(i) above, in each case pending the offer of such Non-Five-Year Drilling Rig to Transocean and Transocean’s determination pursuant to Section 4.1 whether to purchase the Non-Five-Year Drilling Rig and, if Transocean has determined to purchase or to cause any Transocean Entity to purchase such Non-Five-Year Drilling Rig, pending the closing of such purchase;

(i) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig if Transocean has previously advised the Company that it consents to such acquisition, ownership, operation or contract; or

(j) acquiring, owning, operating or contracting any Non-Five-Year Drilling Rig in transactions with any other Company Group Members.

ARTICLE IV

BUSINESS OPPORTUNITIES PROCEDURES

Section 4.1 Procedures.

(a) In the event that (i) a Transocean Entity acquires, operates, puts under contract or constructs any drilling rig that upon commencement of its drilling contract will become a Five-Year Drilling Rig in accordance with Sections 2.2(b), 2.2(c), 2.2(d) or 2.2(e)(i) (but subject to any other exceptions in this Agreement), or (ii) a Company Group Member acquires, operates, puts under contract or constructs any drilling rig that upon commencement of its drilling contract will become a Non-Five-Year Drilling Rig in accordance with Sections 3.2(b), 3.2(c), 3.2(d) or 3.2(e)(i), then not later than 90 calendar days after the first to occur of the consummation of the acquisition, such commencement of the drilling contract (or, instead, in the case of a newly constructed rig that is required to be offered for sale pursuant to Section 2.2(c) or Section 3.2(c), within 120 days after either, at the option of the Offeror, the entry into the drilling contract or the commencement of the drilling contract), such acquiring, contracting or constructing Party (the “Offeror”) shall notify the Board (if the Offeror is a Transocean Entity) or Transocean (if the Offeror is a Company Group Member) and offer the Company or Transocean, as applicable (such Person, together with the other Company Group Members or the Transocean Entities which such Person may cause to purchase any Offered Assets pursuant to this Section 4.1, as applicable, the “Offeree”) the opportunity for the Offeree to purchase such Non-Five-Year Drilling Rig or Five-Year Drilling Rig, as the case may be (the “Offered Assets”), for (i) in the case of an acquisition in accordance with Sections 2.2(b), 2.2(e)(i), 3.2(b) or 3.2(e)(i), the greater of (x) acquisition price or (y) fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus in each case Break-up Costs, (ii) in the case of a newbuild in accordance with Sections 2.2(c) or 3.2(c), (x) the Construction Price (if the offer was made after the entry into the relevant drilling contract) or (y) the greater of Construction Price or fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) (if the offer was made after commencement of such drilling contract), plus in each case Break-up Costs or (iii) in the case of putting a drillship or other drilling rig under contract in accordance with Sections 2.2(d) or 3.2(d), for fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), plus Break-up Costs (in the case of each of (i), (ii) and (iii) on mutually agreed terms in accordance with this Section 4.1 (the “Offer”). The Offer shall set forth the Offeror’s proposed terms relating to the purchase of the Offered Assets by the applicable Offeree, including any liabilities to be assumed by the applicable Offeree as part of the Offer. As soon as practicable after the Offer is made, the Offeror will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Offeror relating to the Offered Assets and reasonably requested by the Offeree.

(b) As soon as practicable, but in any event, within [60] calendar days after receipt of the Offer, the Offeree shall notify the Offeror in writing that either:

(i) The Offeree has elected not to purchase such Offered Assets, in which event the Offeror and its Affiliates shall be forever free to continue to own, operate and contract such Offered Assets, subject to Sections 2.2(d), 3.2(d) and 4.2 and Article V; or

(ii) The Offeree has elected to purchase such Offered Assets, in which event the procedures set forth in Section 4.1(c) shall be followed.

(c) After the receipt of the Offer by the Offeree,

(i) the Offeror and the Offeree shall negotiate or otherwise attempt in good faith to reach agreement regarding the fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) of the Offered Assets (and any applicable Break-up Costs) that are subject to the Offer, as applicable, and the other terms of the Offer on which the Offered Assets will be sold to the applicable Offeree. If the Offeror and the Offeree agree on such fair market value of the Offered Assets that are subject to the Offer, as applicable, and the other terms of the Offer during the [30]-day period (the “Offer Period”) after receipt by the Offeror of the election described in Section 4.1(b)(ii), the Offeree shall purchase the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii) If the Offeror and the Offeree are unable to agree on the fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) of the Offered Assets that are subject to the Offer, as applicable, or on any other terms of the Offer during the Offer Period, the Offeror and the Offeree will engage a mutually agreed-upon investment banking firm, rig broker or other expert advisor within five business days after the end of the Offer Period to determine such fair market value of the Offered Assets, as applicable, and/or the other terms on which the Offeror and the Offeree are unable to agree. If the Offeror and the Offeree are unable to agree on an investment banking firm, rig broker or other expert advisor, each of them shall select an investment banking firm, rig broker or other expert advisor and such expert advisors shall together agree upon an investment banking firm, rig broker or other expert advisor, which one agreed-upon investment banking firm, rig broker or other expert will act as described in the remainder of this Section 4.1(c). In determining such fair market value of the Offered Assets, as applicable, and other terms on which the Offered Assets are to be sold, the investment banking firm, rig broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Offeror and the Offeree, respectively, and to all information prepared by or on behalf of the Offeror relating to the Offered Assets and reasonably requested by such investment banking firm, rig broker or other expert advisor. Such investment banking firm, rig broker or other expert advisor will determine such fair market value of the Offered Assets, as applicable, and/or the other terms on which the Offeror and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Offeror and the Offeree its determination in writing. The fees and expenses of the investment banking firm, rig broker or other expert advisor, as applicable, will be divided equally between the Offeror and the Offeree.

(iii) Upon receipt of such determination, the Offeree will have the right, but not the obligation:

(A) to purchase the Offered Assets for fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts), acquisition price or Construction Price, as applicable, and in each case including any applicable Break-up Costs, and on the other terms determined by the investment banking firm, rig broker or other expert advisor, as soon as commercially practicable after determinations have been made; or

(B) not to purchase such Offered Assets, in which event the Offeror and its Affiliates shall be forever free to continue to own, operate and contract such Offered Assets, subject to Sections 2.2(d), 3.2(d) and 4.2 and Article V.

(d) If an Offeree chooses to purchase the Offered Assets under Section 4.2(c), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the applicable Offered Asset as specified herein and otherwise on customary terms and conditions pursuant to which the Offeror shall be obligated to sell the applicable Offered Asset to the Offeree, and the Offeree shall be obligated to purchase such Offered Assets from the Offeror on the terms either agreed upon or determined in accordance with Section 4.2(c).

(e) The Parties acknowledge that the potential transfer of the Offered Assets pursuant to this Article IV is subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all agreements existing as of the date hereof in respect of the Offered Assets including any rights of first refusal and similar agreements of the parties to such agreements to purchase the Offered Assets. The Offeror hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Offered Assets pursuant to this Article IV; provided, however, that in obtaining any antitrust or competition-related regulatory consent, nothing in this Agreement shall require any Transocean Entity or Company Group Member to dispose of any of its assets, limit its freedom of action with respect to any of its businesses or consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses.

(f) In determining the fair market value, as applicable, and/or other terms in accordance with Section 4.1(c), the investment banking firm, rig broker or other expert advisor: (i) shall determine only those items upon which the Parties have not agreed, (ii) shall assume that all other terms of the transaction are the terms upon which the Parties agree, (iii) shall take into account, among other things, the anticipated cash flows under the drilling contract(s) associated with the Offered Assets, (iv) shall apply no discount for illiquidity or minority interests; (v) shall have no power to set any terms that would require the payment of consideration other than cash in U.S. dollars without the express agreement of the Offeror and the Offeree; and (vi) shall have no power to require that any Party or its Affiliates provide a guarantee or other support with respect to the associated drilling contract.

Section 4.2 Scope of Prohibition.

(a) If any Transocean Entity engages in the ownership or operation of Five-Year Drilling Rigs pursuant to any of the exceptions described in Section 2.2, the Transocean Entity may not subsequently enter into new drilling contracts for such Five-Year Drilling Rigs except in compliance with Section 2.2(d).

(b) If any Company Group Member engages in the ownership or operation of Non-Five-Year Drilling Rigs pursuant to any of the exceptions described in Section 3.2, the Company Group Members may not subsequently enter into new drilling contracts for such Non-Five-Year Drilling Rigs except in compliance with Section 3.2(d).

ARTICLE V

RIGHTS OF FIRST OFFER

Section 5.1 Rights of First Offer.

(a) Transocean, for itself and on behalf of all other Transocean Entities, hereby grants the Company a right of first offer on any proposed Transfer of any equity interests in any Intermediate RigCo (“Intermediate RigCo Equity Interests”) and any RigCo (“RigCo Equity Interests”) by the Transocean Entities.

(b) The Company, for itself and on behalf of all other Company Group Members, hereby grants Transocean a right of first offer on any proposed Transfer of any (i) Intermediate RigCo Equity Interests and RigCo Equity Interests by the Company and (ii) Five-Year Drilling Rigs or Non-Five-Year Drilling Rigs owned or acquired by any Company Group Member after the Closing Date; provided, however, that, for the avoidance of doubt, the right of first offer with respect to clause (b)(ii) above shall not apply to a merger of the Company with or into, or sale of substantially all of the assets of the Company Group to, an unaffiliated third-party.

(c) The Parties acknowledge that all potential Transfers of Five-Year Drilling Rigs, Non-Five-Year Drilling Rigs, Intermediate RigCo Equity Interests or RigCo Equity Interests pursuant to this Article V are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements, in respect of such Five-Year Drilling Rig, Non-Five-Year Drilling Rig, Intermediate RigCo Equity Interests or RigCo Equity Interests, as applicable; provided, however, that in obtaining any antitrust or competition-related regulatory consent, nothing in this Agreement shall require any Transocean Entity or Company Group Member to dispose of any of its assets, limit its freedom of action with respect to any of its businesses or consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses.

(d) The Parties acknowledge and agree that nothing in this Section 5.1 shall prevent or restrict the Transfer of the capital stock, equity ownership interests or other securities of TPHL (or, for the avoidance of doubt, any Transocean Entity owning equity interests in TPHL or the Intermediate RigCo Equity Interests, the RigCo Equity Interests) or the Company.

Section 5.2 Procedures for Rights of First Offer.

(a) In the event that a Transocean Entity (a “Transocean Transferring Party”) proposes to Transfer any of its RigCo Equity Interests or Intermediate RigCo Equity Interest (the “Transocean Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the

Transocean Sale Assets to any non-affiliated third party, such Transocean Transferring Party shall give the Company (a “Transocean Potential Transferee”) written notice setting forth all material terms and conditions (including a description of the Transocean Sale Asset(s) and the purchase price or the terms of the agreement on which such Transocean Transferring Party desires to Transfer the Transocean Sale Assets) (a “Transocean Transfer Notice”).

(b) In the event that a Company Group Member (a “Company Transferring Party” and, together with a Transocean Transferring Party, a “Transferring Party”) proposes to Transfer any Non-Five-Year Drilling Rig, Five-Year Drilling Rig, its RigCo Equity Interests or Intermediate RigCo Equity Interest (the “Company Sale Assets” and, together with Transocean Sale Assets, the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Company Sale Assets to any non-affiliated third party, such Company Transferring Party shall give Transocean (a “Company Potential Transferee” and, together with Transocean Potential Transferee, a “Potential Transferee”) written notice setting forth all material terms and conditions (including a description of the Company Sale Asset(s) and the purchase price or the terms of the agreement on which such Company Transferring Party desires to Transfer the Company Sale Assets) (a “Company Transfer Notice” and, together with Transocean Transfer Notice, each a “Transfer Notice”).

(c) After delivery of a Transfer Notice, the Transferring Party then shall, if requested by the Potential Transferee, be obligated to negotiate in good faith for a 30-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Potential Transferee or any of its Affiliates on the terms and conditions set forth in the Transfer Notice and otherwise on customary terms and conditions. If no such agreement with respect to the Sale Assets is reached during the First Offer Negotiation Period, and the Transferring Party has not Transferred, or agreed in writing to Transfer, such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of such Sale Assets without first offering such assets to the applicable Potential Transferee in the manner provided above.

ARTICLE VI

MANDATORY OFFERS OF CERTAIN SELECTED DRILLING RIGS

Section 6.1 Mandatory Offers to Purchase Certain Selected Drilling Rigs.

(a) Transocean hereby agrees to offer to the Company Group, at any time within five years after the Closing Date, as determined by Transocean in its sole discretion, at least a 51% interest in four of the Selected Drilling Rigs (each, a “Mandatory Offer Asset” and, together, the “Mandatory Offer Assets”) at a purchase price equal to the greater of (i) the fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) and (ii) the Construction Price, plus in each case any associated Break-up Costs (the “Mandatory Offer Asset Price”).

(b) The Parties acknowledge that the potential transfer of the Mandatory Offer Assets pursuant to this Article VI is subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all agreements existing as of the date hereof in respect of the Mandatory Offer Assets including any rights of first refusal and similar agreements of the parties to such agreements to purchase the Mandatory Offer Assets. Transocean hereby covenants and agrees to use its reasonable efforts to obtain any such consents required to be obtained by it in connection with the transfer of the Mandatory Offer Assets pursuant to this Article VI; provided, however, that in obtaining any antitrust or competition-related regulatory consent, nothing in this Agreement shall require any Transocean Entity or Company Group Member to dispose of any of its assets, limit its freedom of action with respect to any of its businesses or consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses.

Section 6.2 Procedures.

(a) When Transocean decides to offer a Mandatory Offer Asset to the Company Group, it shall provide written notice to the Company Group of such offer (the “Mandatory Offer Asset Notice”), the Selected Drilling Rig that is subject to the offer, the purchase price thereof, and the other material terms of the purchase.

(b) As soon as practicable, but in any event, within 60 calendar days after receipt of the Mandatory Offer Asset Notice, the Company shall notify Transocean in writing either: (i) that no Company Group Member has elected to purchase such Mandatory Offer Asset or (ii) that a Company Group Member has elected to purchase such Mandatory Offer Asset, in which event the procedures set forth in Section 6.1(c) shall be followed. Failure to give such notice within such period shall be deemed a notice contemplated by clause (i). The decision to purchase the applicable Mandatory Offer Asset, the purchase price to be paid for the applicable Mandatory Offer Asset, and the other terms of the purchase shall be approved by the Conflicts Committee.

(c) The Company Group Member may contest the Mandatory Offer Asset Price and/or any other material terms by delivering a notice to Transocean (the “Contest Notice”) within 60 calendar days of receipt of the Mandatory Offer Asset Notice. After delivery of a Contest Notice, the Company Group Member and Transocean shall be obligated to negotiate in good faith for a 30-day period following the delivery of the Contest Notice to reach an agreement Mandatory Offer Asset Price and/or any other material terms set forth in the Mandatory Offer Asset Notice. If the Company Group Member and Transocean are unable to agree on the Mandatory Offer Asset Price and/or the other material terms, the Company Group Member and Transocean shall engage a mutually agreed-upon investment banking firm, rig broker or other expert advisor to determine the fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) of the applicable Mandatory Offer

Asset and/or any other material terms on which the Company Group Member and Transocean are unable to agree. If the Company Group Member and Transocean are unable to agree on an investment banking firm, rig broker or other expert advisor, each of them shall select an investment banking firm, rig broker or other expert advisor and such expert advisors shall together agree upon an investment banking firm, rig broker or other expert advisor, which one agreed-upon investment banking firm, rig broker or other expert advisor will act as described in the remainder of this Section 6.2(c). In determining such fair market value of the applicable Mandatory Offer Asset and/or the other material terms on which the applicable Mandatory Offer Asset will be sold, the investment banking firm, rig broker or other expert advisor, as applicable, will have access to the proposed sale and purchase values and terms for the offer submitted by the Company Group Member and Transocean, respectively, and to all information prepared by or on behalf of the Company Group Member and Transocean with respect to the Mandatory Offer Assets that is reasonably requested by such investment banking firm, rig broker or other expert advisor. Such investment banking firm, rig broker or other expert advisor will determine such fair market value of the applicable Mandatory Offer Asset and/or the other terms on which the Company Group Member and Transocean were unable to agree within 30 calendar days of its engagement and furnish the Company Group Member and Transocean its determination in writing. The fees and expenses of the investment banking firm, rig broker or other expert advisor, as applicable, will be divided equally between the Company Group Member and Transocean. Upon receipt of such determination, the Company Group Member will have the right, but not the obligation to purchase the applicable Mandatory Offer Asset for the greater of (i) fair market value (taking into account, among other things, the anticipated cash flows under the associated drilling contracts) as determined by the investment banking firm, rig broker or other expert advisor or (ii) the Construction Price, on the other terms determined by the investment banking firm, rig broker or other expert advisor as soon as commercially practicable after determinations have been made.

(d) If a Company Group Member chooses to purchase the Mandatory Offer Assets under Sections 6.2(b) and (c), the applicable parties shall enter into a purchase and sale agreement for the purchase and sale of the applicable Mandatory Offer Asset as specified herein and otherwise on customary terms and conditions pursuant to which Transocean shall be obligated to sell the applicable Mandatory Offer Asset to the Company Group Member and the Company Group Member shall be obligated to purchase such Mandatory Offer Asset from Transocean on the terms either agreed upon or determined in accordance with Section 6.2(c). The terms of the purchase and sale agreement will include the following:

(i) the Company Group Member will deliver a cash purchase price (unless the Company Group Member and Transocean agree that the consideration will be paid by means of equity of the Company, an interest-bearing promissory note or other form of consideration);

(ii) the Company Group will be entitled to the benefit of the indemnification contained in Article VII for the remaining term of such indemnification with respect to events or conditions associated with the operation of the purchased Mandatory Offer Assets and occurring before the date of acquisition of the applicable Mandatory Offer Asset by the Company Group Member;

(iii) Transocean will provide customary representations and warranties with respect to title to the applicable Mandatory Offer Asset and any other such matters as Transocean may approve;

(iv) Transocean will grant to the Company Group Member the right, exercisable at the Company Group Member’s risk and expense, to make such surveys, tests and inspections of the Mandatory Offer Asset as the Company Group Member may deem desirable, so long as such surveys, tests or inspections do not damage the Mandatory Offer Asset or interfere with the activities of the Transocean Entities thereon and so long as the Company Group Member has furnished Transocean with evidence that adequate liability insurance is in full force and effect;

(v) the Company Group Member will have the right to terminate its obligation to purchase the Mandatory Offer Asset under this Article VI and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Company Group Member, unsatisfactory; and

(vi) neither Transocean nor the applicable Company Group Member shall have any obligation to sell or buy the Mandatory Offer Asset if any of the consents referred to in Section 6.1(b) above have not been obtained.

(e) In determining the fair market value, as applicable, and/or other terms in accordance with Section 6.2(c), the investment banking firm, rig broker or other expert advisor: (i) shall determine only those items upon which the Parties have not agreed, (ii) shall assume that all other terms of the transaction are the terms upon which the Parties agree, (iii) shall take into account the anticipated cash flows under the drilling contract(s) associated with the Mandatory Offer Asset, (iv) shall apply no discount for illiquidity or minority interests; (v) shall have no power to set any terms that would require the payment of consideration other than cash in U.S. dollars without the express agreement of Transocean and the Company; and (vi) shall have no power to require that any Party or its Affiliates provide a guarantee or other support with respect to the associated drilling contract.

(f) If a Company Group Member chooses or is deemed to have chosen not to exercise its right to purchase the Mandatory Offer Asset at the price determined by the investment banking firm, rig broker or other expert advisor under Section 6.2(c), all future rights to purchase such Mandatory Offer Asset by the Company Group under this Article VI will be extinguished. For the avoidance of doubt, such Mandatory Offer Asset shall thereafter be subject to the other terms of this Agreement (including Section 2.2(d)),

Section 6.3 Transfers of Drilling Contracts. If a Transocean Entity sells a Five-Year Drilling Rig or a Mandatory Offer Asset under any provision of this Agreement for which the associated drilling contract is held by a Subsidiary of Transocean, then if requested by Transocean, the Company and the Transocean Entity will use reasonable efforts to provide for the novation of such drilling contract to a Company Group Member, simultaneously with such sale, or if such novation is not so effected, the Parties will enter into operating agreements on terms substantially similar to those entered into by Transocean with third parties under which a Transocean Entity will continue to operate such rig under such drilling contract.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification Generally. Except to the extent otherwise provided in any agreement between one or more Transocean Entities, on the one hand, and one or more Company Group Members, on the other hand, and subject to the provisions of Section 7.3 and Section 7.4, Transocean Inc. shall indemnify, defend and hold harmless the applicable Company Group Member from and against: (a) any Covered Environmental Losses relating to the assets contributed by the applicable Transocean Entities to such Company Group Member prior to or on the Closing Date (the “Contribution Assets”) to the extent that Transocean Inc. is notified by the Company of any such Covered Environmental Losses within five years after the Closing Date; (b) Liabilities to such Company Group Member arising from (i) the failure of such Company Group Member, immediately after the Closing Date, to be the owner of such valid leasehold interests or fee ownership interests in and to the applicable Contribution Assets as are necessary to enable such Company Group Member to own and operate the applicable Contribution Assets in substantially the same manner that such Contribution Assets were owned and/or operated by the applicable Transocean Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by such Company Group Member, (ii) without limiting the generality of the other provisions hereof, any judicial determination substantially to the effect that the Transocean Entity that Transferred any Contribution Asset to such Company Group Member pursuant to the Contribution Agreement did not receive reasonably equivalent value in exchange therefor or was rendered insolvent by reason of such Transfer or (iii) the failure of such Company Group Member to have by the Closing Date any consent or governmental permit necessary to allow such Company Group Member to own or operate the applicable Contribution Assets in substantially the same manner that such Contribution Assets were owned and/or operated by the applicable Transocean Entities immediately prior to the respective dates on which each such Contribution Asset was acquired by such Company Group Member, in each of clauses (b)(i) and (b)(iii) above, to the extent that Transocean is notified by the Company of such Liabilities within three years after the Closing Date; (c) all Tax liabilities attributable to the ownership and operation of the applicable Contribution Assets prior to the Closing Date, including any such Tax liabilities of the applicable Transocean Entities that may result from the consummation of the formation transactions for such Company Group Member to the extent that Transocean is notified by the Company of any such Tax liabilities within the applicable statute of limitations plus 60 days, but excluding any Taxes reserved on the books of such Company Group Member on the Closing Date; and (d) lost revenues arising out of the failure of such Company Group Member to receive an operating dayrate from Chevron for Discoverer Clear Leader, up to $[•], for the period commencing on the Closing Date through the date of completion of the scheduled 2014 special periodic survey.

Section 7.2 Macondo Well Incident and Related Matters. Subject to the provisions of Sections 7.3 and 7.4, Transocean Inc. shall indemnify, defend and hold harmless the Company Group from and against (i) any Liabilities (other than Taxes) arising out of the Macondo well incident that occurred in the U.S. Gulf of Mexico on April 20, 2010 (to the extent such Liabilities arising out of the Macondo well incident arose prior to the Closing Date) and (ii) any Liabilities (other than Taxes) arising out of the failure of any of the Transocean Entities to comply with (x) the Consent Decree, (y) the EPA Agreement or (z) any similar decree or agreement that requires any Company Group Member to comply with requirements and that arises out of the Macondo well incident. For the avoidance of doubt, such indemnity (i) shall be limited to any Liabilities arising out of (x) the affiliation of the Company Group and its assets with the Transocean Entities or (y) the involvement, if any, of the Company Group and its assets in the Macondo well incident and (ii) specifically shall not include any Liabilities arising from any Law or customer requests or requirements or otherwise generally applicable to other drilling contractors.

Section 7.3 Limitation Regarding Indemnification.

(a) The aggregate liability of Transocean under Section 7.1(a) above shall not exceed $10,000,000. Furthermore, no claim may be made against Transocean for indemnification pursuant to Section 7.1(a), unless the aggregate dollar amount of all claims for indemnification pursuant to such section shall exceed $500,000, in which case Transocean shall be liable for claims for indemnification only to the extent such aggregate amount exceeds $500,000. Any claims for indemnification pursuant to Section 7.1(a) contained on Schedule 7.3 are not subject to the limitations in this Section 7.3(a).

(b) IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE ANY CONSEQUENTIAL DAMAGES, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS ARTICLE VII.

(c) For the avoidance of doubt, there is no monetary cap on the amount of indemnity coverage provided by any indemnifying party under Sections 7.1(b), 7.1(c) and 7.2.

(d) THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF ANY OF THE INDEMNIFIED PARTIES.

Section 7.4 Indemnification Procedures.

(a) The Parties entitled to indemnification under this Article VI (the “Indemnified Parties”) agree that within a reasonable period of time after they become aware of facts giving rise to a claim for indemnification pursuant to this Article VII, they will provide notice thereof in writing to the Party against whom indemnification is sought (the “Indemnifying Party”) specifying the nature of and specific basis for such claim.

(b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party or its Affiliates that are covered by the indemnification set forth in this Article VII, including the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent (which consent shall not be unreasonably withheld) of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

(c) The Indemnified Parties agree to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in this Article VII, including the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Parties may receive, permitting the names of the Indemnified Parties to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Parties that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Parties; provided, however, that in connection therewith Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Parties and further agrees to maintain the confidentiality of all files, records and other information furnished by an Indemnified Party pursuant to this Section 7.4. In no event shall the obligation of the Indemnified Parties to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Parties an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article VII; provided, however, that the Indemnified Parties may, at their own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Parties reasonably informed as to the status of any such defense (including providing such counsel with such information related to any such defense as such counsel may reasonably request) but the Indemnifying Party shall have the right to retain sole control over such defense.

In determining the amount of any Liabilities for which any Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (a) any insurance proceeds realized by the Indemnified Parties, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Parties as a result of such claim, (b) all amounts recovered by the Indemnified Parties under contractual indemnities from third Persons, and (c) any Liabilities occurring after such time as any Indemnified Party became aware of such violations, events or conditions and, with the exercise of reasonable diligence or effort, such Liabilities could have been mitigated. The

Indemnified Parties hereby agrees to use commercially reasonable efforts to realize any applicable insurance proceeds or amounts recoverable under such contractual indemnities; provided, however, that the costs and expenses (including court costs and reasonable attorneys’ fees) of the Indemnified Parties in connection with such efforts shall be promptly reimbursed by the Indemnifying Party in advance of any determination of whether such insurance proceeds or other amounts will be recoverable.

ARTICLE VIII

LICENSE OF NAME AND TRADEMARK

Section 8.1 License of Name and Trademark. Transocean grants to the Company a nontransferable, nonexclusive, royalty-free right and license to use the Transocean Marks for so long as Transocean controls the Transocean Member (as defined in the LLC Agreement).

Section 8.2 Termination upon Change of Control. Upon a Change of Control of TPHL or of the Company, the license granted pursuant to Section 8.1 shall automatically terminate, subject to a [90]-day grace period to allow the Company to remove the Transocean Marks.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Notices. All correspondence or notices required or permitted to be given under this Agreement shall be given in English and sent by mail, fax or electronic mail or delivered by hand at the addresses set forth on the signature pages hereto or such other address or fax number as either Party may designate to the other Party in writing. Notices will be deemed to be delivered at the time of mail room receipt, if sent by mail or hand delivery, by the time of successful transmission, if sent by fax, or on the read receipt email if sent by email.

Section 9.2 Construction Rules.

(a) A reference to an Article, Section or Schedule shall mean an Article or Section of, or a Schedule to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

(b) The words “include,” “includes” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.”

(c) The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) The word “or” when used in this Agreement will not be exclusive.

(e) Words in the singular when used in this Agreement will be held to include the plural.

(f) Unless specifically stated otherwise, all dollar amounts referred to in this Agreement or required to be paid pursuant to this Agreement are expressed in and shall be paid in United States Dollar funds.

Section 9.3 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors. Neither Party may assign its rights and/or obligations under this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld.

Section 9.4 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 9.5 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas (except that the provisions of Article VII shall instead be governed by and construed in accordance with the laws of England and Wales) without regard to principles of conflicts of laws thereof that would result in the application of the laws of any other jurisdiction.

Section 9.6 Counterparts. This Agreement, including the documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 9.7 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Person, except for any Person entitled to indemnification under Article VII.

Section 9.8 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 9.9 Failure or Indulgence Not Wavier; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.10 Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties; provided, however, that the Company may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will adversely affect the holders of common units of the Company.

Section 9.11 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or the Parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

Section 9.12 Construction. This Agreement shall be construed as if jointly drafted by the Parties and, except as set forth in this Section 9.12, no rule of construction or strict interpretation shall be applied against any Party. THE PARTIES EACH ACKNOWLEDGE THAT THE TERMS OF THIS AGREEMENT WERE DETERMINED IN THE CONTEXT OF A PARENT-SUBSIDIARY RELATIONSHIP AND ARE NOT INTENDED TO BE COMPARABLE TO TERMS THE COMPANY GROUP COULD HAVE OBTAINED FROM AN UNAFFILIATED THIRD PARTY.

Section 9.13 Relationship of Parties. Each Company Group Member understands and agrees that the Transocean Entities’ relationship to such Company Group Member under this Agreement is strictly a contractual arrangement on the terms and conditions set forth in this Agreement, that no fiduciary, trust, partnership, joint venture, agency or advisory relationship exists between any Transocean Entity and such Company Group Member and that such Company Group Member hereby waives any and all rights that it may otherwise have under applicable Law to make any claims or take any action against any Transocean Entity or any of its Affiliates based on any theory of agency, fiduciary duty, relationship of trust or other special standard of care.

Section 9.14 Further Assurances. From time to time, each Party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as either Party may reasonably require to carry out the terms of this Agreement.

Section 9.15 Termination. Upon a Change of Control of TPHL or of the Company, the provisions of Articles II, III, IV, V and VI applicable to the Company shall terminate immediately. Upon a Change of Control of Transocean, the provisions of Articles II, III, IV, V and VI applicable to Transocean shall terminate at the time that is the later of (a) the date on which all of the Company’s outstanding Subordinated Units (as defined in the LLC Agreement) have converted to Common Units (as defined in the LLC Agreement) and (b) the date of the Change of Control of Transocean. The Parties agree that Article VII and any limitations on liability or responsibility and any exculpatory, disclaimer, waiver or similar provisions will survive the termination of this Agreement.

Section 9.16 Further Assurances. From time to time, each Party agrees to execute and deliver such additional documents, and will provide such additional information and assistance as either Party may reasonably require to carry out the terms of this Agreement.

Section 9.17 Forum for Disputes. Any actions, suits or proceedings arising out of or relating to this Agreement must be instituted in a state or federal court located in the State of Texas (assuming such court has jurisdiction). The Parties waive any objections they may have to such venue and irrevocably submit to the jurisdiction of any such court in any such action, suit or proceeding.

Section 9.18 Compliance with Transocean Agreements and Policies.

(a) So long as the Transocean Entities collectively own at least 50% of the membership interests in the Company, the Company, for itself and on behalf of all other Company Group Members, covenants and agrees that it will not take or fail to take any action or enter into any commitment or agreement which may reasonably be anticipated to result, with or without notice and with or without lapse of time or otherwise, in a breach, contravention or default by it or any of its Affiliates of (i) any provisions of applicable Law, including provisions pertaining to the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, (ii) any provision of Transocean’s Articles of Association or Organizational Regulations, (iii) any provision of Transocean’s Code of Integrity or (iv) any credit agreement, indenture or other material agreement (including agreements relating to covenants not to compete) binding upon Transocean, Transocean Inc. or any other Transocean Entity.

(b) The Company and Transocean agree to provide to each other any information and documentation requested by the other for the purpose of evaluating and ensuring compliance with Section 9.18(a).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

TRANSOCEAN LTD.

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRANSOCEAN INC.

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRANSOCEAN PARTNERS HOLDINGS LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

SIGNATURE PAGES TO

OMNIBUS AGREEMENT

TRANSOCEAN PARTNERS LLC

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRITON RIGP DCL HOLDINGS LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRITON RIGP DIN HOLDINGS LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

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OMNIBUS AGREEMENT

TRITON RIGP DD3 HOLDINGS LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRITON RIGP DCL HOLDCO LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRITON RIGP DIN HOLDCO LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

SIGNATURE PAGES TO

OMNIBUS AGREEMENT

TRITON RIGP DD3 HOLDCO LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRANSOCEAN RIGP DCL LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRANSOCEAN RIGP DIN LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

SIGNATURE PAGES TO

OMNIBUS AGREEMENT

TRANSOCEAN RIGP DD3 LIMITED

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRANSOCEAN RIGP DCL LLC

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

TRANSOCEAN RIGP DIN LLC

By:
Name:
Title:
Address for Notice:

Telephone:
Fax:
Attention:

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OMNIBUS AGREEMENT

TRANSOCEAN RIGP DD3 LLC

By:
Name:
Title:
Address for Notice:

Telephone:
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Attention:

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OMNIBUS AGREEMENT

SCHEDULE 7.3

None.